Exhibit 10.3

Execution Version

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated as of November 1, 2017 (this “Amendment Agreement”), in respect of that certain Credit Agreement dated as of August 4, 2017 (in effect immediately prior to this Amendment Agreement, the “Credit Agreement”) among Crackle Purchaser Corp., as Holdings (“Holdings”), Wirepath LLC, as Borrower (the “Borrower”), UBS AG, Stamford Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swingline Lender, the lending institutions party thereto from time to time as Lenders and the other parties party thereto from time to time.

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, any provision of the Credit Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower and the

Administrative Agent to cure any ambiguity, omission, defect or inconsistency (each, a “Technical Amendment”) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within such five Business Days period, a written notice from the Required Lenders stating that the Required Lenders object to such Technical Amendment; and

WHEREAS, the Borrower and the Administrative Agent desire to effect certain Technical Amendments to the Credit Agreement, subject to the terms and conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Amendment Agreement, including terms defined in the preamble and recitals hereto.

SECTION 2. Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (with text in the Credit Agreement attached as Exhibit A hereto indicated as being (I) deleted or “stricken text” textually in the same manner as the following example: ~~stricken text~~; and (II) new or added textually in the same manner as the following example: double-underlined text) (such Technical Amendments set forth in Exhibit A hereto, collectively, the “Credit Agreement Amendments”).

SECTION 3. Effect of Amendments; Reaffirmation; Etc. (a) Except as expressly set forth herein, this Amendment Agreement and the Credit Agreement Amendments effected hereby shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Amended Credit Agreement or under any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended pursuant to this Amendment Agreement or any other provision of the Credit Agreement as amended pursuant to this Amendment Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)            Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit

Agreement shall, after the Amendment Effective Date, refer to the Credit Agreement as amended by the Credit Agreement Amendments (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Amended Credit Agreement”). From and after the Amendment Effective Date, each reference to the “Credit Agreement” in each Credit Document shall refer to the Amended Credit Agreement contemplated hereby.

(c)            From and after the Amendment Effective Date, this Amendment Agreement shall be a Credit Document.

SECTION 4. Effectiveness. This Amendment Agreement shall become effective on the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received from Holdings and the Borrower a counterpart of this Amendment Agreement signed on behalf of such Credit Party (which may include telecopy or electronic transmission of a signed signature page of this Amendment Agreement); and

(b) (x) the Administrative Agent shall have delivered to the Lenders written notice of the Credit Agreement Amendments and (y) the Administrative Agent shall not have received, on or prior to the date that is five Business Days from the date of such notice, a written notice from the Required Lenders stating that the Required Lenders object to the Credit Agreement Amendments.

SECTION 5. Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Miscellaneous; Counterparts. The provisions of Sections 13.2, 13.13, 13.15 and 13.16 shall apply mutatis mutandis to this Amendment Agreement. This Amendment Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CRACKLE PURCHASER CORP., as Holdings

By:	/s/ Michael Carlet
Name: Michael Carlet
Title: Chief Financial officer and Secretary

WIREPATH LLC, as Borrower

By:	/s/ Michael Carlet
Name: Michael Carlet
Title: Chief Financial officer and Secretary

[Signature Page to Amendment Agreement]

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director Banking Products Services, US

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

[Signature Page to Amendment Agreement]

Exhibit A

Credit Agreement Amendments

[see attached]

any such consolidating information), and, for the avoidance of doubt, without modification as to the scope of audit.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, in the case of each of the quarters ending September 30, 2017, March 31, ~~2017~~2018 and June 30, ~~2017~~2018, the date that is 60 days after the end of such quarter), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth (other than for the quarterly periods ending September 30, 2017, March 31, ~~2017~~2018 and June 30, ~~2017~~2018 (with respect to which, for the avoidance of doubt, no comparative consolidated figures or reconciliations will be required)) comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or in lieu of such financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries on the other hand), all in reasonable detail and all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries (and, if applicable, the Borrower and the Restricted Subsidiaries) in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes and the inclusion of any explanatory note. Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any Parent Entity thereof) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or any such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis (and, if different, the Borrower and the Restricted Subsidiaries), on the other hand.

(c)                 Budget. No later than five Business Days following the delivery by the Borrower of the financial statements required under Section 9.1(a), beginning at the time of the delivery of such financial statements for the fiscal year ending December 31, 2017, a detailed quarterly budget of the Borrower and its Restricted Subsidiaries in reasonable detail for the current fiscal year as customarily prepared by management of the Borrower for its internal use (but including, in any event, only a projected consolidated statement of income of the Borrower and its Restricted Subsidiaries for the current fiscal year and not a projected consolidated balance sheet or statement of projected cash flow) and setting forth the principal assumptions upon which such budget is based (provided, that no such budgets shall be required to be delivered for the fiscal year which began January 1, 2017). It is understood and agreed that any financial or business projections furnished by any Credit Party (i)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Credit Parties, (B) no assurance is given by the Credit Parties that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (ii) are not a guarantee of performance.

(d)                Officer’s Certificates. No later than five Business Days following the delivery of the financial statements provided for in Sections 9.1(a) and 9.1(b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) during any fiscal quarter during which the Financial Performance Covenant is applicable, the calculations required to establish whether the Borrower was in compliance with the provisions of the Financial Performance Covenant as at the end of such fiscal year or period, as the case may be, beginning with the fiscal period